UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

December 22, 2004

(Date of earliest event reported)

VAALCO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20928	76-0274813
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Post Oak Place, Suite 309

Houston, Texas, 77027

(Address of principal executive offices, including zip code)

(713) 623-0801

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.01 — Other Events of Importance

Item 8.01. Other Events

We are providing this Current Report to Form 8-K to amend our Consolidated Financial Statements for the years ended December 31, 2003 and 2002, as well as our Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in our Form 10-KSB for the fiscal year ended December 31, 2003, as amended by Form 10-KSB/A filed on April 9, 2004, solely to reflect the reclassification of our Philippines operations from continuing operations to discontinued operations.

This Current Report on Form 8-K updates Items 6 and 7 of Part I of the Form 10-KSB for the year ended December 31, 2003. Except as required to reflect the effects of the reclassification, the disclosures in these two Items have not been modified or updated in this Current Report for events occurring subsequent to the filing of the Form 10-KSB for the year ended December 31, 2003. This Current Report should be read in conjunction with our 2003 Annual Report on Form 10-KSB, as amended.

On April 30, 2004, we closed the sale of all of our assets associated with Service Contract 6 and Service Contract 14 in the Philippines. Under generally accepted accounting principles, we are required to reclassify amounts related to discontinued operations on a basis comparable to our current presentation and have reported the financial results of our operations in the Philippines as discontinued operations in our Quarterly Reports on Form 10-QSB for the quarterly periods ended June 30, 2004 and September 30, 2004.

Exhibit 99.1 to the Current Report, which is incorporated by reference into this Item 8.01, includes the following:

•	Revised Item 6. Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Revised Item 7. Financial Statements

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm

99.1	Revised Item 6. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Item 7. Financial Statements

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO ENERGY, INC.

December 22, 2004	By:	/s/ W. Russell Scheirman
W. Russell Scheirman, President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm

99.1	Revised Item 6. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Item 7. Financial Statements